As filed with Securities and Exchange Commission on September 7, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
The Home Depot, Inc.
(Exact name of Registrant as specified in its charter)
Delaware		95-3261426
(State or Other Jurisdiction of Incorporation or Organization)	2455 Paces Ferry Road	(I.R.S. Employer Identification No.)
Atlanta, Georgia 30339
(770) 433-8211
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Teresa Wynn Roseborough, Esq.
Executive Vice President, General Counsel and Corporate Secretary
2455 Paces Ferry Road
Atlanta, Georgia 30339
(770) 433-8211
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Stacy S. Ingram, Esq.
The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339
(770) 433-8211
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
The Home Depot, Inc. is pleased to offer you the opportunity to participate in DepotDirect, a convenient and low-cost stock purchase program available for new investors to make an initial investment in our common stock and for existing investors to increase their holdings.
Program highlights include:
◦Purchase our common stock through a convenient, low-cost method
◦Build your investment over time, starting with as little as $500
◦Purchase shares directly through the Internet or by check
◦Automatically reinvest all dividends
◦Authorize automatic monthly investments of $50 or more from your checking or savings account
◦Invest up to $250,000 per year
This prospectus relates to 1,500,000 shares of our common stock, par value $0.05 per share, to be offered for purchase under DepotDirect.
Our shares of common stock are listed on the New York Stock Exchange under the symbol HD. The last reported sale price of our common stock on September 6, 2023 was $326.00 per share.
Investing in our common stock involves risks. You should read carefully the risk factors described in the Special Note Regarding Forward-Looking Statements and Risk Factors section on page 1 and in our Securities and Exchange Commission filings, including in our most recent Annual Report on Form 10-K and in our subsequent filings, before investing in our common stock.
Please read this prospectus carefully and retain it and any future investment statements for your reference. If you have any questions about DepotDirect, please call our program administrator, Computershare Trust Company, N.A., a wholly-owned subsidiary of Computershare Inc., toll free at 1-800-577-0177, 24 hours a day, seven days a week. Customer service representatives are available between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time, Monday through Friday.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained or incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. If the SEC’s rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit for a complete description.
You should rely only on the information contained or incorporated by reference in this prospectus.
We have not authorized any other person to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
The information found on, or otherwise accessible through, any website referenced in this prospectus is not incorporated into, and does not form a part of, this prospectus.
In this prospectus, unless otherwise noted or as the context otherwise requires, we refer to The Home Depot, Inc. and its subsidiaries as “we,” “us,” “our,” “our company” or “Home Depot.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS
Certain statements regarding our future performance constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of store, interconnected retail, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer credit; the impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, military conflicts or acts of war, supply chain disruptions, and other business interruptions that could compromise data privacy or disrupt operation of our stores, distribution centers and other facilities, our ability to operate or access communications, financial or banking systems, or supply or delivery of, or demand for, our products or services; our ability to address expectations regarding environmental, social and governance (“ESG”) matters and meet ESG goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of international operations; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; store openings and closures; financial outlook; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of any acquisitions.
Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections.
The risks and uncertainties that could cause actual results to differ materially from our historical experience and our expectations and projections include but are not limited to those described in Item 1A, “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and in subsequent SEC filings.

You should read such information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our most recent Annual Report on Form 10-K and in Item 2 of our most recent Quarterly Report on Form 10-Q and our Consolidated Financial Statements and related notes in Item 8 of our most recent Form 10-K and in Item 1 of our most recent Form 10-Q. There also may be other factors that we cannot anticipate or that are not described in this prospectus or the Form 10-Ks or Form 10-Qs, generally because we do not perceive them to be material. Such factors could cause results to differ materially from our expectations.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update such statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the SEC and in our other public statements. See “Where You Can Find More Information” and “Incorporation of Information We File With the SEC” in this prospectus.
THE COMPANY
The Home Depot, Inc. is the world’s largest home improvement specialty retailer based on net sales for the fiscal year ended January 29, 2023. As of July 30, 2023, we had 2,326 stores located throughout the United States, (including the Commonwealth of Puerto Rico and the territories of the U.S. Virgin Islands and Guam), Canada and Mexico. The Home Depot offers its customers a wide assortment of building materials, home improvement products, lawn and garden products, décor products, and facilities maintenance, repair and operations products. We also provide a number of services, including home improvement installation services and tool and equipment rental.
The Home Depot, Inc. is a Delaware corporation that was incorporated in 1978. Our Store Support Center (principal executive office) is located at 2455 Paces Ferry Road, Atlanta, Georgia 30339. Our telephone number is (770) 433-8211. We maintain a website at https://www.homedepot.com. The contents of our website are not a part of this prospectus.

INFORMATION ABOUT DEPOTDIRECT
The following questions and answers explain and constitute DepotDirect.
1.What is DepotDirect?
DepotDirect is a convenient and low-cost stock purchase program available for new investors to make an initial investment in our common stock and for existing investors to increase their holdings. Participants will have their dividends automatically reinvested. Participants may also elect to make optional cash investments through the program administrator, Computershare Trust Company, N.A.
Participation in DepotDirect is voluntary, and we give no advice regarding your decision to participate. Enrollment forms are available, and may be completed, online. You can access these services through the shareholder services section of Home Depot’s Investor Relations website at https://ir.homedepot.com, or at Computershare’s website, https://www.computershare.com/investor. You may also request that Computershare send you an enrollment form by calling 1-800-577-0177.
2.What options are available under DepotDirect?
DepotDirect allows participants to:
•Make initial investments in our common stock;
•Have their common stock dividends automatically reinvested; and
•Make additional cash investments in our common stock, including the option to make automatic monthly purchases by authorizing deductions from a designated checking or savings account.
Please refer to Question 8 for details on fees to be paid by participants, Question 9 for additional information regarding dividend payment options and Question 10 for further information regarding the methods of making additional cash investments.
Please retain all transaction statements for your records. The statements contain important tax and other information.
3.Who is eligible to participate in DepotDirect?
All U.S. citizens are eligible to participate in DepotDirect, whether or not they are currently shareholders of Home Depot.
4.Can non-U.S. citizens participate in DepotDirect?
Yes. If you are not a U.S. citizen, you can participate in DepotDirect, provided there are no laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of DepotDirect. We reserve the right to terminate the participation of any shareholder if we deem it advisable under any applicable laws or regulations.
5.I am not currently a Home Depot shareholder. How do I enroll in DepotDirect?
If you do not currently own any shares of our common stock and you wish to become a shareholder and a participant in DepotDirect, you may join DepotDirect by using one of the following methods.
Internet
You may enroll in DepotDirect over the Internet by going to https://www.computershare.com/investor and following the instructions provided for opening a Home Depot shareholder account. You will be asked to complete an online enrollment form and to submit an initial investment. To make your initial investment, you may (a) authorize a one-time deduction from your U.S. bank account for at least $500 up to a maximum of $250,000, or (b) establish an automatic monthly deduction from your U.S. bank account for a minimum of $50 for at least ten consecutive months.

Mail
You may enroll in DepotDirect through the mail by requesting an initial enrollment form from Computershare and completing and returning it, along with your initial investment, to the address provided. To make your initial investment, you may: (a) enclose a check for a minimum of $500 up to a maximum of $250,000, made payable to “Computershare—Home Depot”; or (b) authorize an automatic monthly deduction from your U.S. bank account for a minimum of $50 for at least ten consecutive months (a direct debit authorization form is provided with the initial enrollment form).
All money must be in U.S. funds and drawn on a U.S. bank. Cash, money orders, traveler’s checks and third party checks will not be accepted.
Additional enrollment materials can be obtained by calling 1-800-577-0177. See Question 8 for a summary of the fees associated with DepotDirect.
6.How does a Home Depot shareholder enroll in DepotDirect?
If you are already a Home Depot shareholder of record (that is, if you own shares of our common stock that are registered in your name, not your broker’s), you may join DepotDirect by accessing and completing an enrollment form online, calling Computershare directly at 1-800-577-0177, or requesting a shareholder enrollment form from Computershare and completing and returning it. See Question 12 for further information regarding online services.
7.I already own shares of Home Depot common stock, but they are held by my bank or broker and registered in “street name.” How can I participate in DepotDirect?
If your shares of our common stock are registered in the name of a bank, broker or other nominee, you must arrange for that bank, broker or nominee to register at least one share directly in your name in order to be eligible to participate. Once shares are registered in your name, you can enroll in DepotDirect as described in Question 6. Please note that enrollment will only apply to the number of shares registered in your name. Alternatively, you may enroll in the same manner as someone who is not currently a Home Depot shareholder, as described in Question 5.
8.Are there fees associated with participation?
Yes. Computershare will deduct a service charge for each transaction made for you, whether the transaction is a reinvestment of dividends, a purchase of shares or a sale of shares held through DepotDirect. For dividend reinvestments, the service charge is 5% of the amount of your investment, up to a maximum of $2.50 per transaction. For purchases by check, you will be charged a service charge of $5 per transaction. For purchases by one-time online bank debits and monthly recurring automatic investments from your bank account, you will be charged a service charge of $3 per transaction. In addition, you will be charged a processing fee of $0.05 per share on each purchase transaction. These fees include the applicable brokerage commissions Computershare is required to pay. Any fractional shares will be rounded up to a whole share for purposes of calculating the per share processing fee. Your share of brokerage commissions on small transactions may be less than usual because Computershare will buy or sell shares in volume for all participants.
If you ask Computershare to sell some or all of your shares of our common stock, you may choose to sell through a market order or batch order sale. See Question 23 for a description of these two types of sales. For a batch order sale, you will be charged an administrative service charge of $15, plus a processing fee of $0.15 per share that includes the applicable brokerage commissions Computershare is required to pay. Alternately, if you ask Computershare to sell some or all of your shares through a market order sale, you will be charged an administrative service charge of $25, plus a processing fee of $0.15 per share that includes the applicable brokerage commissions Computershare is required to pay. Any fractional shares will be rounded up to a whole share for purposes of calculating the per share processing fee.

The fees associated with enrollment and participation in DepotDirect are summarized in the table below:

	Costs to the Participant		Processing Fees (including brokerage commissions)
	One Time Fee	Service Charge

Dividend Reinvestments	None	5% of investment, up to a maximum of $2.50	$0.05 per share
Purchases by Check	None	$5 per transaction	$0.05 per share
Purchases by One-Time Online Bank Debits and Monthly Recurring Automatic Investments	None	$3 per transaction	$0.05 per share
Batch Order Sales	None	$15 per transaction	$0.15 per share
Market Order Sales	None	$25 per transaction	$0.15 per share
Insufficient Funds	$35, see Question 17 for more information	None	None
Rush Electronic Transfer of Shares to a Broker	None	$100	None
Rush Transfer of Ownership	None	$300 (24 hours)	None
Replacement of Lost Certificate	None	$50 plus 3% of value ($20 minimum)	None
Other Fees	Computershare charges fees for each of the following: check copy, retrieval of certain archived records, prior year tax form or account statement, overnight delivery, verification of assets, and other related transactions. Please contact Computershare if you have any questions about a particular fee.
These fees are subject to change at any time upon notification to you. Any change in fees applies to all transactions in your DepotDirect account that occur after the effective date of the change.
9.What are the dividend payment options?
Investors electing to participate in DepotDirect are automatically enrolled in full dividend reinvestment. In full dividend reinvestment, Computershare will apply all of your dividends on Home Depot common stock, less any applicable fees and/or withholding taxes, toward the purchase of more shares of our common stock.
Computershare will begin to reinvest your dividends automatically on the next dividend payable date after Computershare receives your fully completed enrollment form and initial investment. If your completed enrollment form and initial investment arrive after the dividend record date, reinvestment may not begin until the following dividend.
Prior to February 1, 2006, investors could elect either full dividend reinvestment or receipt of cash dividends. Effective February 1, 2006, DepotDirect was amended to provide for full dividend reinvestment for all new participants. Investors who were DepotDirect participants prior to February 1, 2006 maintain their then current dividend reinvestment option. DepotDirect participants that previously elected not to have their dividends automatically reinvested may elect to begin having their dividends automatically reinvested at any time by completing and submitting a new enrollment form online or through the mail, or by contacting Computershare directly at 1-800-577-0177. DepotDirect participants whose dividends are currently automatically reinvested may not elect to receive their dividends in cash. If you notify Computershare of your election to automatically reinvest your dividends after the dividend record date, reinvestment may not begin until the following dividend. See Question 26 for further information about dividend reinvestment.

10.How do I make an additional investment?
In addition to increasing your holdings through the reinvestment of dividends, you may make optional cash investments by choosing among the following three options:
•Check Investment. You may make optional cash investments by sending to Computershare, the program administrator, a check for the purchase of additional shares of our common stock. The check must be made payable to “Computershare—Home Depot” drawn on a U.S. bank and payable in U.S. dollars. If you are not in the United States, contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. All checks should be sent to Computershare at the address listed on the tear-off form attached to each statement you receive, or, if making an investment when enrolling, with the enrollment form to the address provided in Question 27. Computershare will not accept cash, money orders, traveler’s checks or third party checks.
•Automatic Investment from a Bank Account. You may elect to have funds automatically withdrawn every month from your U.S. checking or savings account at a qualified financial institution. You may elect the automatic cash withdrawal option online at https://www.computershare.com/investor or by completing and returning a direct debit authorization form, along with a voided blank check or a checking or savings account deposit slip. Please allow four to six weeks for the first investment to be initiated.
Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying Computershare. You may change the amount of money or terminate the automatic monthly withdrawal of funds by going to https://www.computershare.com/investor, by calling Computershare directly at 1-800-577-0177, or by completing and submitting a new direct debit authorization form. To be effective for a particular month, Computershare must receive your request at least seven business days prior to the applicable debit date.
•Online Investments. You may make optional cash investments online through Computershare’s website, https://www.computershare.com/investor. In order to purchase shares online, you must authorize the withdrawal of funds from your U.S. bank account.
See Question 14 for information regarding investment dates.
11.What are the minimum and maximum amounts for optional cash investments?
Each additional cash investment must be for a minimum of $50, subject to a maximum of $250,000 per year. Whether participating through the use of a personal check, through the online investment feature or through automatic monthly investments, the $50 minimum and $250,000 annual maximum apply.
If you are not a registered shareholder and are a first-time investor in DepotDirect, your initial investment must be for at least $500 and cannot exceed the $250,000 annual maximum.
For purposes of applying the $250,000 annual maximum, Computershare will combine all investments, including initial and additional optional cash and automatic monthly deductions, but will exclude dividend reinvestments. All optional cash investments must be payable in U.S. dollars and drawn on a U.S. bank.
12.What transactions can I conduct through Computershare’s online services?
Computershare offers you a convenient way to invest online, without having to send in any forms or checks by mail. Through Computershare’s online services, you may, among other things:
•Enroll in DepotDirect;
•Authorize a one-time withdrawal of funds from your U.S. bank account to make your initial investment or to purchase additional shares;
•Establish, change or terminate automatic monthly investments;
•Elect dividend reinvestment if you are not already reinvesting dividends;

•Review your transaction history and position summary;
•Arrange for online sales of some or all of your shares;
•Download enrollment and other forms;
•Update personal information;
•Receive transaction confirmations via email; and
•Arrange to receive Home Depot annual reports and other materials over the Internet.
You can access these services through Computershare’s website, https://www.computershare.com/investor or through the link to Computershare’s website in the shareholder services section of Home Depot’s Investor Relations website, https://ir.homedepot.com. Participation in DepotDirect through the Internet is entirely voluntary.
If you are currently a Home Depot shareholder, you will need your account number, tax identification number or social security number and password to access your account online.
13.What is the source of Home Depot common stock purchased through DepotDirect?
Shares are usually purchased in the open market through a registered broker-dealer; however, at Home Depot’s option, newly issued or treasury shares may be purchased directly from Home Depot. Share purchases in the open market may be made on any stock exchange where our common stock is traded or by negotiated transactions on such terms as Computershare may reasonably determine. Neither Home Depot nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by Computershare and no one, other than Computershare, may select the broker(s) or dealer(s) through or from whom purchases are to be made.
14.When will shares be purchased under DepotDirect?
General. Computershare will attempt to buy our common stock in the open market through a registered broker-dealer at least twice each week, typically each Tuesday and Thursday.
•If you are investing by mail, Computershare must receive your physical check at least three business days prior to an investment date. Optional cash investments not received before the applicable investment date deadline will be applied to purchase shares on the following investment date.
•If you are investing online, please refer to your confirmation page for the estimated debit and investment date for your one-time deduction.
When purchasing shares, Computershare will combine all funds received from DepotDirect participants. If the Tuesday or Thursday is not a day on which the New York Stock Exchange is open, then the investment will occur on the next business day. Once you have placed your order, you may not request a cash refund or otherwise change your order. No interest will be paid on funds pending investment held by Computershare.
Automatic Monthly Withdrawals. If you elect to make monthly investments through automatic withdrawals from your bank account, your bank account will be debited on the 25th of each month. If the 25th of the month is not a business day, then your account will be debited on the next business day.
Computershare will wait up to three business days after receipt of your electronic funds transfer to ensure it receives sufficient funds and will then seek to purchase shares. For example, assuming that each day in this example is a business day, if the debit date is Monday, the 25th, then your investment date would be on Thursday, the 28th.
Dividend Reinvestments. Computershare will combine the dividend funds of all DepotDirect participants whose dividends are automatically reinvested and will generally invest such dividend funds on the dividend payment date (and any succeeding trading days necessary to complete the order). If the dividend payment date falls on a day the New York Stock Exchange is not open, then the investment will occur on the next business day. In addition, if the dividend is payable on a day that cash is to be invested, dividend funds may be combined with any pending cash investments and a combined order may be executed.

15.At what price will shares be purchased?
If shares are acquired in the open market, Computershare may combine your funds with funds of other DepotDirect participants and generally will batch purchase types (cash dividends, initial investments and optional cash investments) for separate execution by its broker. At Computershare’s discretion, these batches may be combined and executed by its broker. Computershare may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of our common stock, Computershare’s broker may execute purchases for any batch or batches in multiple transactions and over more than one trading day. If different purchase types are batched, the price per share of our common stock purchased for each DepotDirect participant’s account, whether purchased with reinvested cash dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for shares of our common stock purchased by Computershare’s broker on that investment date. If shares are acquired directly from Home Depot, the purchase price will be the average of the high and low prices of our common stock on a given investment date based on the New York Stock Exchange Composite Transaction Listing.
16.Will fractional shares be purchased?
If any dividend or optional cash investment is not sufficient to purchase a whole share of Home Depot common stock, a fractional share equivalent will be credited to your account. Dividends will be paid on the fraction and will be reinvested or, for accounts opened prior to February 1, 2006 that have not elected dividend reinvestment, paid in cash in accordance with your standing instructions.
17.How are payments with “insufficient funds” handled?
In the event that any check or other deposit is returned unpaid for any reason or your predesignated U.S. bank account does not have sufficient funds for an automatic debit, Computershare will consider the request for investment of that purchase null and void. Computershare will immediately remove from your account any shares already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $35 charge for any check or other deposit that is returned unpaid by your bank. This fee will be collected by Computershare through the sale of the number of shares from your DepotDirect account necessary to satisfy the fee.
18.Will interest be paid on DepotDirect accounts?
No. Interest will not be paid on amounts held by Computershare pending investment.
19.How are shares purchased through DepotDirect held?
Shares purchased through DepotDirect are held in safekeeping in book-entry form on Computershare’s records. The number of shares (including fractional interests) held for each participant will be shown on each account statement. Keeping shares in book-entry form protects against certificate loss, theft and destruction.
20.How may I receive a stock certificate?
You may obtain a certificate (at no cost) for some or all of your whole shares by requesting Computershare to withdraw shares from your DepotDirect account. You may make such a request by going to https://www.computershare.com/investor, calling Computershare directly at 1-800-577-0177 or by using the tear-off form attached to the account statement. Please see Question 21 regarding lost, stolen or destroyed certificates, including fees for replacement certificates.
Certificates are normally issued to participants within five business days after receipt of the request.
Issuing a certificate for shares held in your DepotDirect account does not affect the automatic reinvestment of your dividends unless you withdraw all of the shares held in your account. Please refer to Question 26 for instructions on closing your account. No certificates will be issued for fractional shares of common stock; instead, the then current market value of any fractional share sold, less any applicable fees, will be paid in cash.
21.How do I replace a lost, stolen or destroyed stock certificate?
If your stock certificate is lost, stolen or destroyed, you should notify Computershare immediately so that a stop transfer can be placed on the certificate. You should provide as much specific information about the certificate in question as possible in order to assist Computershare in identifying which certificate to place a stop against (e.g., certificate number, number of shares, date issued, etc.).
Computershare will send you the forms necessary for issuing a replacement certificate. Please note that, in addition to a $50.00 service charge for the replacement certificate, there is a premium of approximately 3% of the market value of the shares (minimum of $20.00) charged to purchase the replacement indemnity bond.
22.May I add my certificated shares of Home Depot common stock to my DepotDirect account for safekeeping?
At the time of enrollment in DepotDirect or at any later time, you may use DepotDirect’s share certificate safekeeping service to deposit with Computershare any of our common stock certificates in your possession and registered in your name. To combine shares held in certificate form with shares held through your DepotDirect account, you must complete the tear-off section of the account statement and submit it, or a letter of instruction, with your certificates to Computershare at the address provided in Question 27. You should not sign the certificate(s) or complete the assignment section. There is no charge for this service. Because you bear the risk of loss in transit, you should send your stock certificates by registered mail, return receipt requested and insured for 3% of the market value, or by some other form of traceable delivery.
Shares held through your DepotDirect account will be protected against certificate loss, theft and damage.
23.How may I sell shares I hold through DepotDirect?
You can sell some or all of the shares held in your DepotDirect account by contacting Computershare. You have two choices when making a sale, depending on how you submit your sale request, as follows:
•Market Order: You have the ability to sell your shares by market order. A market order is a request to sell shares promptly at the current market price. Market order sales are only available at https://www.computershare.com/investor through Investor Center or by calling Computershare directly at 1-800-577-0177. Market order sale requests received at https://www.computershare.com/investor through Investor Center or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at https://www.computershare.com/investor through Investor Center or call Computershare directly at 1-800-577-0177. If your market order sale was not filled and you still want to sell the shares, you will need to re-enter the sale request. Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. The price will be the market price of the sale obtained by Computershare’s broker, less a service charge of $25 and a $0.15 per share processing fee.
•Batch Order: You also have the ability to sell your shares by batch order. A batch order is an accumulation of all sales requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Batch order sales are available through Investor Center at https://www.computershare.com/investor, by calling Computershare directly at 1-800-577-0177 or through a request in writing. All sales requests received in writing will be submitted as batch order sales. Sale instructions for batch orders received by

Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable U.S. federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. To maximize cost savings for batch order sale requests, Computershare will seek to sell shares in round lot (100 shares) transactions. For this purpose Computershare may combine each selling DepotDirect participant’s shares with those of other selling DepotDirect participants. In every case of a batch order sale, the price to each selling DepotDirect participant shall be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less a service charge of $15 and a $0.15 per share processing fee.
Computershare may require that a sale request be submitted in writing. You should contact Computershare to determine if there are any limitations applicable to a particular sale request. Proceeds are normally paid by check and are generally distributed within 24 hours after your sale transaction has settled. Per share processing fees include the applicable brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee.
If you elect to sell shares online at https://www.computershare.com/investor, you may utilize Computershare’s international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the time-consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which you must agree to online.
Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for DepotDirect are sold, and no one, other than Computershare, will select the broker(s) or dealer(s) through or from whom sales are to be made.
You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market. Instructions sent to Computershare to sell shares are binding and may not be rescinded. If you prefer to have complete control as to the exact timing and sales prices, you can transfer the shares to a broker.
24.Can I transfer shares that I hold in DepotDirect to someone else?
Yes. You may transfer ownership of some or all of your shares held through DepotDirect. Please visit the Computershare Transfer Wizard at https://www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide. You may also call Computershare at 1-800-577-0177 for complete transfer instructions.
You may transfer shares to new or existing Home Depot shareholders. However, a new DepotDirect account will not be opened for a transferee as a result of a transfer of less than one full share.
25.How can I request a change of address or update other personal data?
It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Computershare at 1-800-577-0177 or write to them at the address provided in Question 27. You can also update your personal data through Computershare’s online services at https://www.computershare.com/investor.
26.How may I modify or close my DepotDirect account?
•Changing your reinvestment option to “Reinvest All Your Dividends.”
(Applicable only to accounts opened prior to February 1, 2006 that have not already elected dividend reinvestment)

DepotDirect participants who opened their accounts before February 1, 2006 and who previously elected not to reinvest their dividends may elect to begin reinvestment at any time. Such requests can be made online, over the telephone or in writing. By changing your option, Computershare will apply all of your dividends toward the purchase of more shares of Home Depot common stock. In order to be effective for a particular dividend, Computershare must receive your request prior to the record date associated with such dividend. If your request is received after the dividend record date, that dividend will not be reinvested. Instead, you will either receive that dividend by check or by a direct deposit into your bank account consistent with your previous election. Your election to fully reinvest your dividend will be effective for each dividend subsequently declared. Record dates are usually ten business days prior to dividend payment dates.
•Closing your DepotDirect account.
You may close your DepotDirect account by:
(a)Requesting that Computershare move your whole shares in book-entry form into the Direct Registration System, or DRS. The DRS allows you to maintain your whole shares in book-entry form on the records of Home Depot. Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form. If you move all of your shares into the DRS, no fractional shares will be moved into the DRS. Instead, a check will be issued for the then current market value of any fractional share, less any applicable fees.
(b)Requesting that Computershare sell the shares held in your DepotDirect account on the open market through a batch order sale or a market order sale and remit a check to you for the proceeds for all full and fractional shares, less a service charge of $15 or $25, respectively, and applicable processing fees. See Question 23 for additional information on sales.
(c)Requesting that Computershare issue a stock certificate for all of your whole shares and a check for the value of any fractional share, less any applicable fees.
In order to be effective for a particular dividend, Computershare must receive a request to close your DepotDirect account prior to the dividend record date. In the event your notice of termination is received after a record date for a DepotDirect account whose dividends are to be reinvested, Computershare, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on your behalf. In the event reinvestment is made, Computershare will process the termination as soon as practicable, but in no event later than five business days after the investment is made.
Computershare also may terminate your DepotDirect account if you do not own at least two whole shares for 12 consecutive months. In the event your DepotDirect account is terminated for this reason, the shares in the account will be sold, and a check for the cash value of the shares sold will be sent to you, less any applicable fees, and your account will be closed.
27.Who administers DepotDirect? How do I contact them?
Computershare is the program administrator. Computershare directs the purchase of our common stock acquired under DepotDirect, holds such shares of common stock, keeps records, sends statements of account activity to participants and performs other related duties.
You may contact Computershare by:
•Internet: https://www.computershare.com/investor
•Telephone: 1-800-577-0177
•Regular Mail:     DepotDirect c/o Computershare
P.O. Box 43078
Providence, RI 02940-3078
•Overnight Mail:     DepotDirect c/o Computershare
150 Royall Street, Suite 101
Canton, MA 02021
Customer service representatives are available between the hours of 8:30 a.m. and 8:00 p.m. Eastern Time, Monday through Friday.

28.What reports will I receive?
Statements of your calendar year-to-date account activity will be sent to you promptly after the settlement of each transaction (including quarterly, following each dividend payment date), which will simplify your record keeping. Each statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and the applicable service charges, as well as any activity associated with share deposits, transfers or withdrawals. For market order sales, the time of the sale will be provided. For shares acquired in DepotDirect after January 1, 2011, specific cost basis information will be included in your statements in accordance with applicable law. These statements are a record of your DepotDirect account activity and identify your cumulative share position. Please notify Computershare promptly if your address changes. See Question 25 for information on how to request a change of address.
In addition, you will receive copies of the same communications sent to all other holders of Home Depot common stock, such as annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required. If you prefer, you may consent to receive Home Depot materials electronically over the Internet. Instead of receiving materials by mail, you will receive an electronic notice to the e-mail address of record, notifying you of the availability of Home Depot materials and instructing you on how to view and act on them. In addition, you can review your current account status, program options and transaction history online at any time at https://www.computershare.com/investor.
Please retain all transaction statements for tax purposes as there is a fee for reconstructing past history as referenced in Question 8.
29.What if Home Depot issues a stock dividend or declares a stock split or rights offering?
Any stock dividends or split shares of common stock distributed by Home Depot to you will be based on both the shares (whole and fractional) credited to your DepotDirect account and the shares of common stock registered in your name in certificate form. Such stock dividend or stock split shares will be added to your DepotDirect account in book-entry form. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction. In the event of a rights offering, you will receive rights based upon the total number of whole shares you own, whether the shares are held in a DepotDirect account or held in the form of a physical certificate.
30.How do I vote my DepotDirect shares at shareholders’ meetings?
In connection with any meeting of Home Depot shareholders, you will receive proxy materials either electronically or by mail based on your preference. Such materials will include a proxy card representing both the shares for which you hold physical certificates and the shares held in your DepotDirect account. Those shares will only be voted as you indicate on your executed proxy whether submitted by telephone, online or through the mail. Fractional shares will be voted. If you sign and return the proxy card and no voting instructions are given with respect to any item on the proxy card, all of your shares will be voted in accordance with the recommendations of Home Depot’s management. This is the same procedure that is followed for all other shareholders who return signed proxy cards and do not provide instructions. If you do not vote by telephone or online and do not return the proxy card, or if you return your proxy card but do not sign it, none of your shares will be voted. In this case, you must attend the shareholders’ meeting in order to vote your shares.
As an alternative to returning your proxy card, you may also vote all of your shares by telephone or online or in person at the shareholders’ meeting.
31.Can DepotDirect be changed?
Home Depot and Computershare may suspend, modify or terminate DepotDirect at any time. All participants will receive notice of any such suspension, modification or termination. Amendments may include an appointment by Home Depot of a successor program administrator, who will have full power and authority to deliver services pursuant to DepotDirect or any separate, replacement service program. If DepotDirect is terminated, whole shares will continue to be held in book-entry form in your DepotDirect account or distributed in certificate form at the sole discretion of Home Depot. A cash payment will be made for any fraction of a share, less any applicable fees.
Computershare also may terminate your DepotDirect account if you do not own at least two whole shares for 12 consecutive months. In the event your DepotDirect account is terminated for this reason, the shares in the account will be sold, and a check for the cash value of the shares sold will be sent to you, less any applicable fees, and your account will be closed.
32.What are the responsibilities of Home Depot and Computershare under DepotDirect?
Neither Home Depot nor Computershare will be liable for any act or omission to act, which was done in good faith, including any claim of liability (1) arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment participation from a qualified representative of the deceased, or (2) with respect to the prices or times at which shares are purchased or sold for you.
Computershare will have no liability for failed executions due to reasons beyond Computershare’s control.
You should recognize that neither Home Depot nor Computershare can assure you of a profit or protect you against a loss on shares purchased through DepotDirect. You must make independent investment and participation decisions based on your own judgment and research as you alone bear the risk of fluctuations in the market value of Home Depot common stock. You bear the risk of loss in value, and you enjoy the benefits of gains from market price changes with respect to all of your shares of our common stock.
Although we currently contemplate the continuation of quarterly dividends, the payment of dividends is subject to the discretion of our Board of Directors and will depend upon future earnings, the financial condition of our company and other factors. Additionally, dividends may increase or decrease.
33.What are the U.S. federal income tax consequences of participating in DepotDirect?
The following tax information is provided only as a guide and is not a comprehensive discussion of all tax consequences that may be relevant to a DepotDirect participant. Participants in DepotDirect are advised to consult their own tax advisors with respect to the tax consequences of participation in DepotDirect (including U.S. federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.
Cash dividends reinvested under DepotDirect will be taxable for U.S. federal income tax purposes as a result of being deemed received by you even though you will not actually receive them in cash. The total amount of dividends actually or deemed paid to you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service shortly after the close of each year.
You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your DepotDirect account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in DepotDirect. You will also realize gain or loss when your shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares. Your tax basis will generally equal the amount you paid for the shares (i.e., the optional cash investment and/or cash dividend plus any service charges and processing fees paid by you). In order to determine the tax basis for shares in your account, you should retain all account transaction statements. Tax basis information for shares acquired through DepotDirect will be reported in accordance with applicable law.
Certain U.S. participants may be required to pay an additional 3.8% Medicare tax on certain investment earnings, including dividends paid on shares and capital gains recognized on the sales of shares in DepotDirect accounts. In addition, dividends paid on shares, and the proceeds of any sale of shares, in DepotDirect accounts may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent, unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then Computershare must withhold the then-current backup withholding rate from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares. Any amount withheld will reduce the amount of dividends that will be reinvested on your behalf.
DepotDirect participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in DepotDirect. Amounts required to be withheld are determined in accordance with applicable law, may vary among jurisdictions and may be subject to a tax treaty between the U.S. and the country in which the participant resides. Any amount withheld will reduce the amount of dividends that will be reinvested on your behalf.
Current tax law requires withholding at a rate of 30% on dividends paid on shares, and the proceeds of any sale of shares, in DepotDirect accounts by or through certain foreign financial institutions unless such institution enters into an agreement with the U.S. Internal Revenue Service to collect and report information with respect to interests and accounts maintained by the institution for certain U.S. persons and certain non-U.S. entities that are wholly or partially owned by U.S. persons, and to withhold on certain payments. An intergovernmental agreement between the U.S. and an applicable foreign country, or future tax regulations or other guidance, may modify these requirements. In addition, dividends paid on shares, and the proceeds of any sale of shares, in DepotDirect accounts by non-financial foreign entities that do not qualify for certain exemptions will be subject to withholding at a rate of 30%, unless such entity certifies that it does not have “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners.”

PLAN OF DISTRIBUTION
Except to the extent Computershare purchases common stock in open market transactions, Home Depot common stock acquired under DepotDirect will be sold directly by us through the plan. We may sell common stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares may be resold in market transactions (including coverage of short positions) on any national security exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock is currently listed on the New York Stock Exchange.
There are certain service charges associated with participation in DepotDirect. Please see Question 8 under the heading “Information About DepotDirect” of this prospectus for further information.
Our common stock may not be available under DepotDirect in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any jurisdiction where such offer or sale is not permitted.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and may also be accessed through our Investor Relations website at https://ir.homedepot.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus supplement.
This prospectus constitutes part of a registration statement on Form S-3 filed by Home Depot under the Securities Act of 1933 (the “Securities Act”). As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information regarding Home Depot, investors should refer to the registration statement and its exhibits. The full registration statement can be obtained from the SEC as indicated above.
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means:
•incorporated documents are considered part of this prospectus;
•we can disclose important information to you by referring you to those documents; and
•information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated.
We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:
(1)our Annual Report on Form 10-K for the fiscal year ended January 29, 2023, filed March 15, 2023;
(2)the portions of our Definitive Proxy Statement on Schedule 14A (filed on April 3, 2023) that are specifically incorporated into our Annual Report on Form 10-K for the fiscal year ended January 29, 2023;
(3)our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2023, filed May 23, 2023;
(4)our Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2023, filed August 22, 2023;
(5)our Current Reports on Form 8-K, filed February 28, 2023, April 19, 2023, May 23, 2023 (as amended July 13, 2023), June 20, 2023, and June 20, 2023; and
(6)the description of our common stock included in our registration statement on Form 8-A, filed August 24, 1981, as amended by the description of our common stock contained in Exhibit 4.33 to our Annual Report on Form 10-K for the fiscal year ended February 2, 2020, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.
We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus prior to the termination of the offering:
•reports filed under Section 13(a) and (c) of the Exchange Act;

•definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and
•any reports filed under Section 15(d) of the Exchange Act.
Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference. Any statement herein or in a document incorporated or deemed to be incorporated in this prospectus by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document that also is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may obtain any of the filings incorporated by reference in this document through us, or from the SEC through the SEC’s website. Documents incorporated by reference are available from us without charge, including any exhibits specifically incorporated by reference into those documents. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339-4024
Attention: Investor Relations
investor_relations@homedepot.com
Telephone: 770-384-2871
USE OF PROCEEDS
To the extent that Computershare purchases newly issued common stock (authorized but previously unissued common stock or treasury common stock), rather than common stock in the open market, we will receive the proceeds. We will not receive any proceeds from shares of our common stock purchased in the open market. Any proceeds received by us from any sales of newly issued common stock sold through DepotDirect will be used for general corporate purposes. We have no basis for estimating either the number of common shares that will be sold through DepotDirect or the prices at which such common stock will be sold.
LEGAL OPINIONS
Stacy S. Ingram, Associate General Counsel and Deputy Corporate Secretary of The Home Depot, Inc., will pass on the validity of the common stock we are offering by this prospectus.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements of The Home Depot, Inc. as of January 29, 2023 and January 30, 2022, and for each of the fiscal years in the three-year period ended January 29, 2023, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of January 29, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
With respect to the unaudited consolidated interim financial information for the three-month periods ended April 30, 2023 and May 1, 2022, and the three- and six-month periods ended July 30, 2023 and July 31, 2022, incorporated by reference herein, KPMG LLP has reported that they applied limited procedures in accordance with professional standards for reviews of such information. However, their separate reports included in Home Depot’s Quarterly Reports on Form 10-Q for the periods ended April 30, 2023 and July 30, 2023, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited consolidated interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

The Home Depot, Inc.

1,500,000 Shares

Common Stock

PROSPECTUS

September 7, 2023

003SSN14F6

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the approximate amount of fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities registered hereby. All of the amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$11,694
Accountant’s Fees and Expenses	$30,000
Printing Fees and Expenses	$4,200
Miscellaneous	$—
Total	$45,894
Item 15. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the Registrant’s Amended and Restated Certificate of Incorporation (as amended and restated effective June 2, 2011), the Registrant’s By-Laws (as amended and restated effective February 23, 2023, the “By-Laws”) and the sections of the Delaware General Corporation Law referred to below.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article Ninth of the Registrant’s Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
Article V, Section 1 of the By-Laws provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law then in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees) reasonably incurred by such person. Article V, Section 2 of the By-Laws provides that, subject to any applicable laws, the Registrant shall pay the expenses (including attorneys’ fees) incurred by an officer or director of the Registrant in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. Expenses incurred by former directors and officers or other employees and agents of the Registrant may be advanced upon such terms and conditions as the Registrant deems appropriate.
Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts actually and reasonably incurred by such individuals in defense or settlement of certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends to the defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified and provides that the right to indemnification and advancement conferred thereby is not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Section 145 of the Delaware General Corporation Law also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under the Delaware General Corporation Law. Where a present or former director or officer of a corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue, or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
In addition, as permitted by Article V, Section 6 of the By-Laws, the Registrant maintains officers’ and directors’ liability insurance for the benefit of its officers and directors.
Item 16. Exhibits.
The following is a list of all exhibits filed as a part of this registration statement on Form S-3. Exhibits marked with an asterisk (*) are incorporated by reference to exhibits previously filed with the SEC, as indicated by the references in brackets. All other exhibits are filed herewith.

Exhibit Number	Description of Exhibits
*4.1	Amended and Restated Certificate of Incorporation of The Home Depot, Inc. [Form 10-Q for the fiscal quarter ended July 31, 2011, Exhibit 3.1]
*4.2	By-Laws of The Home Depot, Inc. (As Amended and Restated Effective February 23, 2023) [Form 8-K filed on February 28, 2023, Exhibit 3.2]
5.1	Opinion of Stacy S. Ingram, Associate General Counsel and Deputy Corporate Secretary of The Home Depot, Inc.
15.1	Letter of KPMG LLP, independent registered public accounting firm
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of Stacy S. Ingram, Associate General Counsel and Deputy Corporate Secretary of The Home Depot, Inc. (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages hereto)
107	Filing Fee Table

Item 17. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii)Each prospectus filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 7, 2023.

THE HOME DEPOT, INC.

By:	/s/ TERESA WYNN ROSEBOROUGH
Name:	Teresa Wynn Roseborough
Title:	Executive Vice President, General Counsel & Corporate Secretary
Each person whose signature appears below hereby authorizes and appoints Edward P. Decker and Teresa Wynn Roseborough, and either of them, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD P. DECKER	Chair, President and Chief Executive Officer	September 7, 2023
Edward P. Decker	(Principal Executive Officer)

/s/ RICHARD V. MCPHAIL	Executive Vice President and Chief Financial Officer	September 7, 2023
Richard V. McPhail	(Principal Financial Officer)

/s/ KIMBERLY R. SCARDINO	Senior Vice President – Finance, Chief Accounting Officer and Controller	September 7, 2023
Kimberly R. Scardino	(Principal Accounting Officer)

/s/ GERARD J. ARPEY	Director	September 7, 2023
Gerard J. Arpey

/s/ ARI BOUSBIB	Director	September 7, 2023
Ari Bousbib

/s/ JEFFERY H. BOYD	Director	September 7, 2023
Jeffery H. Boyd

/s/ GREGORY D. BRENNEMAN	Director	September 7, 2023
Gregory D. Brenneman

/s/ J. FRANK BROWN	Director	September 7, 2023
J. Frank Brown

/s/ ALBERT P. CAREY	Director	September 7, 2023
Albert P. Carey

/s/ LINDA R. GOODEN	Director	September 7, 2023
Linda R. Gooden

/s/ WAYNE M. HEWETT	Director	September 7, 2023
Wayne M. Hewett

/s/ MANUEL KADRE	Director	September 7, 2023
Manuel Kadre

/s/ STEPHANIE C. LINNARTZ	Director	September 7, 2023
Stephanie C. Linnartz

/s/ PAULA SANTILLI	Director	September 7, 2023
Paula Santilli

/s/ CARYN SEIDMAN-BECKER	Director	September 7, 2023
Caryn Seidman-Becker